                                                                     EXHIBIT 2.2


                               EXCHANGE AGREEMENT


         EXCHANGE AGREEMENT (this "AGREEMENT") dated this 24th day of February, 2000 by and among HUGO INTERNATIONAL TELECOM INC., a Delaware corporation ("HUGO USA"), DAVID W. FODEN ("DAVID FODEN"), BRIAN H. C. GUNDRY ("BRIAN GUNDRY") and GILLIAN L. FODEN ("GILLIAN FODEN," and collectively with David Foden and Brian Gundry, the "HUGO UK STOCKHOLDERS").


                                    RECITALS

         The Hugo UK Stockholders own an aggregate of 284,191 shares of Hugo UK International Limited, a company formed under the laws of England and Wales ("HUGO UK"), which shares constitute all of the issued and outstanding capital stock of Hugo UK (the "HUGO UK SHARES").

         Hugo USA and the Hugo UK Stockholders desire to effect the exchange of 15,000,000 shares of common stock of Hugo USA for the Hugo UK Shares upon the terms and subject to the conditions set forth herein.

         In consideration of the foregoing and the mutual covenants, representations, warranties and agreements hereinafter set forth, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         When used herein, the following terms shall have the meanings set forth below:

         "AFFILIATE" means, with respect to any given Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "ASSETS" means all properties, assets, Contracts, business, goodwill and rights of Hugo UK or Hugo USA, as the case may be, as a going concern, of every kind, nature, character and description, tangible and intangible, wherever located and whether or not carried or reflected on the books and records of Hugo UK or Hugo USA, as the case may be, on the Closing Date
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         "CONTRACT" means any contract, agreement, lease, license, arrangement, commitment, sales order, purchase order or any claim or right or any benefit or obligation arising thereunder or resulting therefrom and currently in effect, whether oral or written.

         "LIABILITIES" means any direct or indirect liability, indebtedness, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, known or unknown, contingent or otherwise.

         "LIEN" means any mortgage, lien, pledge, charge, security interest, license, lease, claim, restriction, option, conditional sale or installment Contract or encumbrance of any kind.

         "PERSON" shall include an individual, a partnership, a corporation, or a division or business unit thereof, a trust, an unincorporated organization, a government or any department or agency thereof and any other entity.

         "SECURITIES ACT" shall mean the United States Securities Act of 1933, as amended.


                                   ARTICLE II

                               EXCHANGE OF SHARES

         2.1 DELIVERY OF HUGO UK SHARES. At the Closing, the Hugo UK Stockholders shall deliver to Hugo USA share certificates representing the Hugo UK Shares, duly endorsed to Hugo USA or accompanied by stock powers duly executed in proper form for transfer to Hugo USA from the applicable Hugo UK Stockholders, in the amounts set forth below:

         David Foden                        250,080 shares

         Brian Gundry                         5,692 shares

         Gillian Foden                       28,419 shares

         2.2 ISSUANCE OF HUGO USA SHARES. In exchange for the Hugo UK Shares, Hugo USA shall, at the Closing, issue to the Hugo UK Stockholders share certificates representing an aggregate of 15,000,000 shares of common stock of Hugo USA (the "HUGO USA SHARES") to the Hugo UK Stockholders in the amounts set forth next to each person's name below:

         David Foden                        13,200,000 shares

         Brian Gundry                          300,000 shares

         Gillian Foden                       1,500,000 shares


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                                   ARTICLE III

                                     CLOSING

         3.1 CLOSING. The closing (the "CLOSING") of the transactions contemplated hereby shall be held at the offices of Piper Marbury Rudnick & Wolfe LLP, located at 1251 Avenue of the Americas, New York, New York, at 10:00 a.m., local time, on or before March 15, 2000 or within five (5) days after the conditions contained in Articles VII and VIII have been satisfied or waived, or at such other place and time as may be agreed upon by the parties hereto, but in no event later than sixty-five (65) days from the execution of this Agreement unless further extended by agreement of the parties. The time and date of the Closing is referred to herein as the "CLOSING DATE." At the Closing, in addition to the exchange of the Hugo UK Shares for the Hugo USA Shares, the parties hereto shall deliver such, certificates, opinions and other documents as are specified in Articles VII and VIII.

         3.2 TRANSFER TAXES. Each party shall be responsible for its own transfer and similar taxes assessed or payable in connection with the sale and transfer of the Hugo UK Shares or Hugo USA Shares, as the case may be, and the transactions contemplated hereby.


                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF HUGO USA

         Hugo USA hereby represents and warrants to, and agrees with, the Hugo UK Stockholders as follows:

         4.1 ORGANIZATION. Hugo USA is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Hugo USA has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Hugo USA has previously delivered to the Hugo UK Stockholders true, accurate and complete copies of its Certificates of Incorporation and By-Laws as in effect on the date hereof and minutes of all meetings of stockholders and directors of Hugo USA held as of the date of this Agreement. Hugo USA is not in violation of any of the provisions of its Certificate of Incorporation or By-Laws.

         4.2 AUTHORITY. Hugo USA has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors and, if necessary, the stockholders of Hugo USA, and no other corporate proceedings on the part of Hugo USA are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Hugo USA and constitutes

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the legal, valid and binding obligation of Hugo USA, enforceable against it in accordance with its terms.

         4.3 CAPITALIZATION.

         (a) Hugo USA has authorized capital stock of 50,000,000 shares of common stock, par value $0.0001 per share, none of which are issued and outstanding as of the date hereof and 1,000,000 shares of Series Preferred Stock, $0.0001 par value per share, none of which are issued and outstanding as of the date hereof. All issued and outstanding shares of capital stock of Hugo USA have been duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. There are no other convertible securities, options, warrants, subscription calls or other rights or agreements, arrangements or commitments obligating Hugo USA to issue, transfer or sell any of its securities. None of such issued and outstanding shares are the subject of any voting trust agreement or other agreement relating to the voting thereof or restricting in any way the sale or transfer thereof.

         (b) The issuance and delivery of the Hugo USA Shares have been duly authorized by all required corporate action on the part of Hugo USA. The Hugo USA Shares when issued and paid for in accordance with this Agreement, will be validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof and will be free and clear of all Liens.

         4.4 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

         (a) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate any law, regulation, court order, judgment or decree, (ii) violate or conflict with the Certificate of Incorporation or By-Laws of Hugo USA, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of any Contract, permit, license or franchise to which Hugo USA is bound or affected, except for conflicts, violations, breaches or defaults which, in the aggregate, would not have a material adverse effect on the business, operations, Assets, Liabilities, condition (financial or otherwise), results of operations or prospects (a "MATERIAL ADVERSE EFFECT") of Hugo USA.

         (b) The execution, delivery or performance of this Agreement do not, and the consummation of the transactions contemplated hereby will not require any notice, report or other filing with any governmental authority, domestic or foreign, or require any waiver, consent, approval or authorization of any Person or any governmental or regulatory authority, domestic or foreign.

         4.5 FINDER'S FEE. There is no investment banker, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of Hugo USA or its Affiliates who might be entitled to any fee or commission from any of the Hugo UK Stockholders or their

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respective Affiliates upon the consummation of the transactions contemplated hereby or thereafter.

         4.6 ACCURACY OF REPRESENTATIONS. The representations and warranties made by Hugo USA in this Agreement, and in any certificate or schedule referenced hereby or attached hereto, do not contain, and will not contain, any statement which is false or misleading with respect to any material fact and do not and will not omit to state a material fact required to be stated herein or therein or necessary in order to make the statements contained herein or therein not materially false or misleading. There is no material fact or condition which could have a Material Adverse Effect on Hugo USA which has not been set forth in this Agreement or described in the Schedules hereto.


                                    ARTICLE V

           REPRESENTATIONS AND WARRANTIES OF THE HUGO UK STOCKHOLDERS

         Each of the Hugo UK Stockholders hereby, severally and not jointly, represents and warrants to, and agrees with, Hugo USA as follows:

         5.1 ORGANIZATION AND AUTHORITY.

         (a) Hugo UK is a corporation duly organized, validly existing and in good standing under the laws of England and Wales. Hugo UK has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Hugo UK is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the property owned, leased or operated by Hugo UK or the nature of the business conducted by it makes such qualification necessary.

         (b) Each Hugo UK Stockholder is of full age and has the legal capacity to enter into this Agreement and to carry out the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of such Hugo UK Stockholders, enforceable in accordance with its terms.

         5.2 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

         (a) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate any law, regulation, court order, judgment or decree applicable to the Hugo UK Stockholders, (ii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of any Contract, permit, license or franchise to which any of the Hugo UK Stockholders is a party or is bound or affected, which conflict, violation, breach, default or right of termination or cancellation would impair such Hugo UK Stockholder's ability to consummate the transactions contemplated hereby.


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         (b) The execution, delivery or performance of this Agreement do not, and the consummation of the transactions contemplated hereby will not require any notice, report or other filing with any governmental authority, domestic or foreign, or require any waiver, consent, approval or authorization of any Person or any governmental or regulatory authority, domestic or foreign.

         5.3 CAPITALIZATION. Hugo UK has authorized capital stock of 300,000 shares, of which 284,191 shares are issued and outstanding as of the date hereof. All issued and outstanding shares of capital stock of Hugo UK have been duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. There are no other convertible securities, options, warrants, subscription calls or other rights or agreements, arrangements or commitments obligating Hugo UK to issue, transfer or sell any of its securities. None of such issued and outstanding shares is the subject of any voting trust agreement or other agreement relating to the voting thereof or restricting in any way the sale or transfer thereof.

         5.4 SHARE OWNERSHIP. Each of the Hugo UK Stockholders is the record and beneficial owner of all of the number of Hugo UK Shares set forth opposite such Hugo UK Stockholder's name in Section 2.1, free and clear of any Lien. Each Hugo UK Stockholder has full right and authority to transfer such Hugo UK Shares pursuant to the terms of this Agreement

         5.5 SECURITIES LAW ACKNOWLEDGMENTS. The Hugo UK Stockholders acknowledge that the Hugo USA Shares are being and will be issued to the Hugo UK Stockholders in reliance on specific exemptions from the registration requirements of federal and state securities laws. The Hugo UK Stockholders and any transferee of the Hugo UK Stockholders will not sell or otherwise transfer the Hugo USA Shares without registration under the Securities Act or an exemption therefrom, and fully understand and agree that the Hugo UK Stockholders or any such transferee must bear the economic risk of holding the Hugo USA Shares for an indefinite period of time because, among other reasons, the Hugo USA Shares have not been registered under the Securities Act or under the securities laws of certain states and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless the securities are subsequently registered under the Securities Act and under the applicable securities laws of such states or unless an exemption from such registration is available in the opinion of counsel for the holder, which counsel and opinion are reasonably satisfactory to counsel for Hugo USA. The Hugo UK Stockholders are acquiring the Hugo USA Shares for the account of the Hugo UK Stockholders for investment and not with a view to resale or distribution except in compliance with the Securities Act.

         5.6 FINDER'S FEE. There is no investment banker, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of, the Hugo UK Stockholders who might be entitled to any fee or commission from Hugo USA or any of its Affiliates upon the consummation of the transactions contemplated by this Agreement thereafter.

         5.7 ACCURACY OF REPRESENTATIONS. The representations and warranties made by the Hugo UK Stockholders in this Agreement, and in any certificate or schedule referenced hereby or attached hereto, do not contain, and will not contain, any statement which is false or misleading

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with respect to any material fact and do not and will not omit to state a material fact required to be stated herein or therein or necessary in order to make the statements contained herein or therein not materially false or misleading. There is no material fact or condition which could have a Material Adverse Effect on any of the Hugo UK Stockholders which has not been set forth in this Agreement or described in the Schedules hereto.


                                   ARTICLE VI

                                    COVENANTS


         6.1 CONSENTS. Each party hereto shall use its best efforts to obtain, at its expense, all consents, approvals and waivers of third Persons or governmental entities or regulatory bodies required to consummate the transactions contemplated hereby.

         6.2 PUBLIC ANNOUNCEMENTS. Each of the parties hereto will consult with one another before issuing any press release or otherwise making any public statement with respect to the transactions contemplated hereby and shall not, except as may be required by law or any listing agreements with any national securities exchange, issue any such press release or make any such public statement without the approval of one another.

         6.2 EXPENSES. Except as otherwise provided herein, whether or not the transactions contemplated hereby are consummated, all expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be the obligation of the party incurring such expenses.


                                   ARTICLE VII

                            CONDITIONS PRECEDENT TO
                           THE PERFORMANCE OF HUGO USA

         The obligations of Hugo USA under this Agreement are subject to the following conditions which may be waived in whole or in part by Hugo USA at its election:

         7.1 BRING DOWN OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of each of the Hugo UK Stockholders in this Agreement shall be true and correct in all material respects on the date hereof and shall also be true and correct in all material respects on the Closing Date with the same force and effect as if made on and as of the Closing Date, and the Hugo UK Stockholders shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Closing Date.


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         7.2 CONSENTS. The Hugo UK Stockholders shall have obtained all approvals, authorizations and consents required to consummate the transactions contemplated hereby upon terms and subject to conditions satisfactory to Hugo USA in its sole discretion and they shall be in full force and effect. Hugo USA shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of such approvals, authorizations and consents.


                                  ARTICLE VIII

                              CONDITIONS PRECEDENT
                    TO PERFORMANCE OF THE HUGO UK STOCKHOLDER

         The obligations of the Hugo UK Stockholders under this Agreement are subject to the following conditions which may be waived in whole or in part by the Hugo UK Stockholders at their election:

         8.1 BRING DOWN OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Hugo USA contained in this Agreement shall be true and correct in all material respects on the date hereof and shall also be true and correct in all material respects on and as at the Closing Date with the same force and effect as if made on and as of the Closing Date, and Hugo USA shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Closing Date.

         8.2 AUTHORITY. Hugo USA shall have delivered to the Hugo UK Stockholders a certificate of the Secretary of Hugo USA certifying to the resolutions of the Board of Directors of Hugo USA authorizing the transactions contemplated hereby and certifying that such resolutions have not been revoked, suspended or amended and remain in full force and effect. The Hugo UK Stockholders shall have received all other documents they may reasonably request relating to the existence of Hugo USA and the authority of Hugo USA to enter into this Agreement and to consummate the transactions contemplated hereby.

         8.3 CONSENTS. All approvals, authorizations and consents required by Hugo USA to consummate the transactions contemplated hereby shall have been obtained on terms and conditions satisfactory to the Hugo UK Stockholders in their sole discretion and shall be in full force and effect, and the Hugo UK Stockholders shall have been furnished with appropriate evidence, reasonably satisfactory to them and their counsel, of the granting of such approvals, authorizations and consents.

         8.4 INJUNCTION. There shall be no effective injunction, writ or preliminary restraining order of any nature issued by a court or governmental agency of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.


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                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, together with all Schedules and Exhibits, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or between any of them with respect to the subject matter hereof. All references to Sections, Exhibits and Schedules shall be deemed references to such parts of this Agreement unless the text requires otherwise. This Agreement shall not be assigned by operation of law or otherwise.

         9.2 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made as of the date delivered or mailed if delivered in person, by telecopy, cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

                  If to Hugo USA:

                  -----------------------

                  -----------------------

                  -----------------------
                  Fax:
                       ------------------
                  Attn:
                       ------------------

                  with a copy to:

                  Piper Marbury Rudnick & Wolfe LLP
                  1251 Avenue of the Americas
                  New York, New York 10020
                  Fax: (212) 835-6001
                  Attn:  Paul J. Pollock, Esq.


                  If to the Hugo UK Stockholders:

                  c/o David Foden
                  Hugo UK International Ltd.
                  6 Waterside Drive
                  Langley Business Park
                  Langley Slough
                  Berkshire SL3 6EZ
                  United Kingdom
                  Fax:  011-44-1753-543-131


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                  with a copy to:

                  Fox Hayes
                  Bank House
                  150 Roundhay Road
                  Leeds, LS8 5LD
                  United Kingdom
                  Fax:  011-44-113-248-0466
                  Attn:  Mr. J. Robert Manning

or to such other address as the Person to whom notices is given may have previously furnished to the others in writing in the manner set forth above.

         9.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to applicable principles of conflicts of laws thereof.

         9.4 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, its successors and assigns.

         9.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         9.6 SPECIFIC PERFORMANCE. Irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with the terms hereof, and the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

         9.7 CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the Schedules shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant

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contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

         9.8 INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.


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         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, or individually, as the case may be, all as of the day and year first above written.


                                    HUGO INTERNATIONAL TELECOM, INC.


                                    By:        /s/ M. Christmas
                                           ----------------------------------
                                    Name:      M. Christmas
                                    Title:     Treasurer and Secretary



                                                /s/ David W. Foden
                                           ----------------------------------
                                                  David W. Foden

                                    Brian Gundry By His Attorney Signed By
                                    David Foden

                                              /s/  David W. Foden
                                           ----------------------------------
                                                   Brian H. C. Gundry


                                    Gillian Foden By Her Attorney Signed By
                                    David Foden

                                              /s/ David W. Foden
                                           ----------------------------------
                                                   Gillian L. Foden



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